Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Revolution Medicines, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee (5)

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	Rule 456(b) and Rule 457(r)	(1)(2)(3)	(4)	(4)	(5)	(5)

	Equity	Preferred Stock, $0.0001 par value per share	Rule 456(b) and Rule 457(r)	(1)(2)(3)	(4)	(4)	(5)	(5)

	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(1)(2)	(4)	(4)	(5)	(5)

	Other	Warrants	Rule 456(b) and Rule 457(r)	(1)(2)	(4)	(4)	(5)	(5)

	Other	Units	Rule 456(b) and Rule 457(r)	(1)(2)	(4)	(4)	(5)	(5)

	Equity	Common Stock, $0.0001 par value per share	Rule 457(o) and (r)	(1)	(1)	$124,825,544	0.00014760	$18,424.25

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts					$124,825,544	0.00014760	$18,424.25(5)

	Total Fees Previously Paid							—

	Total Fee Offsets							$11,571.33(6)

	Net Fee Due							$6,852.92

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims	N/A

Fee Offset Sources	N/A

Rule 457(p)

Fee Offset Claims	Revolution Medicines, Inc.	424(b)(5)	333-253790	11/10/2021		$11,571.33(6)	Equity	Common Stock, $0.0001 par value per share	—	$124,825,544

Fee Offset Sources	Revolution Medicines, Inc.	424(b)(5)	333-253790	11/10/2021							$23,175(6)

(1)

The securities registered hereunder include such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities, (d) warrants to purchase common stock, preferred stock, or other securities of the registrant, and (e) units consisting of some or all of these securities in any combination, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange, or exercise of any securities that provide for such issuance.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividend, or similar transaction.

(3)	Includes rights to acquire common stock or preferred stock of the registrant under any shareholder rights plan then in effect, if applicable under the terms of any such plan.
(4)

The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, or exchange of other securities, or that are issued in units.

(5)

In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee other than the registration fee due in connection with $124,825,544 of shares of its common stock, $0.0001 par value per share (the “Common Stock”), that may be issued and sold from time to time under the open market sales agreement prospectus included herein. Any subsequent registration fees will be paid on a pay-as-you-go basis.

(6)

Revolution Medicines, Inc. (the “Company”) has previously registered shares of its Common Stock, having an aggregate offering price of up to $250,000,000, offered by means of a 424(b)(5) prospectus supplement, dated November 10, 2021 (the “Prior Prospectus Supplement”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-253790) (the “Prior Registration Statement”), filed with the Securities and Exchange Commission on March 2, 2021. In connection with the filing of the Prior Prospectus Supplement, the Company made a contemporaneous fee payment in the amount of $23,175. As of the date of this prospectus supplement, shares of Common Stock having an aggregate offering price of up to $124,825,544 remain unsold under the Prior Prospectus Statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $11,571.33 that has already been paid and remains unused with respect to the unsold shares of Common Stock previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder is offset against the registration fee of $18,424.25 due for this offering. The remaining balance of the registration fee, $6,852.92, has been paid in connection with this offering. Pursuant to Rule 457(p), the offering of such unsold shares of Common Stock previously registered pursuant to the Prior Prospectus Statement was deemed terminated as of the third anniversary of the original effective date of the Prior Registration Statement.